Firstar Funds, Inc.
                                                                     Exhibit (i)

                                 July 21, 2000

Firstar Funds, Inc.
Firstar Funds Center
615 East Michigan Street
Milwaukee, WI  53201-3011

Re:  Firstar Funds, Inc. - Classes 1 through 30 Common Stock
     -------------------------------------------------------

Gentlemen:

          We have acted as counsel for Firstar Funds, Inc., a Wisconsin corporation ("Firstar"), in connection with the registration by Firstar of its shares of common stock, par value $.0001 per share. The Articles of Incorporation of Firstar authorize the issuance of one hundred fifty billion (150,000,000,000) shares of common stock, which are divided into thirty (30) classes, designated as Classes 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14,
15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29 and 30, respectively
(each, a "Class" and collectively, the "Classes"). The Board of Directors of Firstar (the "Board") has previously classified certain of the shares of common stock of each of Classes 1 through 5 into two series, designated as Institutional Series and Series A, and has previously classified certain of the shares of Common Stock of each of Classes 6 through 21 into three series, designated as Institutional Series, Series A and Series B. The Board has also previously authorized the issuance of shares of these series to the public. The shares of Common Stock classified into each such series are referred to herein as the "Current Series Common Stock"; the shares of Common Stock that are not classified into series are referred to herein as the "Future Common Stock"; and the Current Series Common Stock and the Future Common Stock are referred to collectively herein as the "Common Stock." You have asked for our opinion on certain matters relating to the Common Stock.

          We have reviewed Firstar's Articles of Incorporation and By-laws, resolutions of Firstar's Board, certificates of public officials and of Firstar's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed Firstar's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 41 thereto.


          This opinion is based exclusively on the laws of the State of Wisconsin and is given solely in reliance on an opinion of Foley & Lardner, special Wisconsin counsel to Firstar.

          We have also assumed the following for purposes of this opinion:

          1. The shares of Current Series Common Stock have been, and will continue to be, issued in accordance with the Articles of Incorporation and By-laws of Firstar and resolutions of Firstar's Board and shareholders relating to the creation, authorization and issuance of the Current Series Common Stock.

          2. Prior to the issuance of any shares of Future Common Stock, the Board (a) will duly authorize the issuance of such Future Common Stock, (b) will determine with respect to each class of such Future Common Stock the preferences, limitations and relative rights applicable thereto and (c) if such Future Common Stock is classified into separate series, will duly take the action necessary (i) to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof ("Future Series Designations") and (ii) to amend Firstar's Articles of Incorporation to provide for such additional series.

          3. With respect to the shares of Future Common Stock, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) Firstar's Articles of Incorporation and By-laws, each as amended as of the date of such issuance, and
(ii) the applicable Future Series Designations.

          4. The Board will not change the number of shares of any series of Common Stock, or the preferences, limitations or relative rights of any class or series of Common Stock after any shares of such class or series have been issued.

          Based upon the foregoing, we are of the opinion that:

          1. Firstar is authorized to issue (a) the number of shares of each of Classes 1 through 30 of its Common Stock set forth in the table below, (b) the number of shares of each series of Current Series Common Stock set forth in the table below, and (c) the number of shares of each of Classes 1 through 30 of its Common Stock unclassified as to series set forth in the table below:

                                                              (b) and (c)
                                                           Shares in Series
                                         (a)            and Shares Unclassified
Class                              Shares in Class           as to Series
-----                              ---------------      ----------------------

1                                   20,000,000,000
  1-Institutional                                             5,000,000,000
  1-A                                                         5,000,000,000
  1-Unclassified as to Series                                10,000,000,000
2                                   20,000,000,000
  2-Institutional                                             5,000,000,000
  2-A                                                         5,000,000,000
  2-Unclassified as to Series                                10,000,000,000
3                                   20,000,000,000
  3-Institutional                                             5,000,000,000
  3-A                                                         5,000,000,000
  3-Unclassified as to Series                                10,000,000,000
4                                   20,000,000,000
  4-Institutional                                             5,000,000,000
  4-A                                                         5,000,000,000
  4-Unclassified as to Series                                10,000,000,000
5                                   20,000,000,000
  5-Institutional                                             5,000,000,000
  5-A                                                         5,000,000,000
  5-Unclassified as to Series                                10,000,000,000
6                                    2,000,000,000
  6-Institutional                                               500,000,000
  6-A                                                           500,000,000
  6-B                                                           500,000,000
  6-Unclassified as to Series                                   500,000,000
7                                    2,000,000,000
  7-Institutional                                               500,000,000
  7-A                                                           500,000,000
  7-B                                                           500,000,000
  7-Unclassified as to Series                                   500,000,000
8                                    2,000,000,000
  8-Institutional                                               500,000,000
  8-A                                                           500,000,000
  8-B                                                           500,000,000
  8-Unclassified as to Series                                   500,000,000
9                                    2,000,000,000
  9-Institutional                                               500,000,000
  9-A                                                           500,000,000
  9-B                                                           500,000,000
  9-Unclassified as to Series                                   500,000,000
10                                   2,000,000,000
  10-Institutional                                              500,000,000
  10-A                                                          500,000,000
  10-B                                                          500,000,000
  10-Unclassified as to Series                                  500,000,000
11                                   2,000,000,000
  11-Institutional                                              500,000,000
  11-A                                                          500,000,000
  11-B                                                          500,000,000
  11-Unclassified as to Series                                  500,000,000
12                                   2,000,000,000
  12-Institutional                                              500,000,000
  12-A                                                          500,000,000
  12-B                                                          500,000,000
  12-Unclassified as to Series                                  500,000,000
13                                   2,000,000,000
  13-Institutional                                              500,000,000
  13-A                                                          500,000,000
  13-B                                                          500,000,000
  13-Unclassified as to Series                                  500,000,000
14                                   2,000,000,000
  14-Institutional                                              500,000,000
  14-A                                                          500,000,000
  14-B                                                          500,000,000
  14-Unclassified as to Series                                  500,000,000
15                                   2,000,000,000
  15-Institutional                                              500,000,000
  15-A                                                          500,000,000
  15-B                                                          500,000,000
  15-Unclassified as to Series                                  500,000,000
16                                   2,000,000,000
  16-Institutional                                               50,000,000
  16-A                                                           50,000,000
  16-B                                                           50,000,000
  16-Unclassified as to Series                                1,850,000,000
17                                   2,000,000,000
  17-Institutional                                              100,000,000
  17-A                                                          100,000,000
  17-B                                                          100,000,000
  17-Unclassified as to Series                                1,700,000,000
18                                   2,000,000,000
  18-Institutional                                              100,000,000
  18-A                                                          100,000,000
  18-B                                                          100,000,000
  18-Unclassified as to Series                                1,700,000,000
19                                   2,000,000,000
  19-Institutional                                              100,000,000
  19-A                                                          100,000,000
  19-B                                                          100,000,000
  19-Unclassified as to Series                                1,700,000,000
20                                   2,000,000,000
  20-Institutional                                              100,000,000
  20-A                                                          100,000,000
  20-B                                                          100,000,000
  20-Unclassified as to Series                                1,700,000,000
21                                   2,000,000,000
  21-Institutional                                              100,000,000
  21-A                                                          100,000,000
  21-B                                                          100,000,000
  21-Unclassified as to Series                                1,700,000,000
  22 All Unclassified as to Series                            2,000,000,000
  23 All Unclassified as to Series                            2,000,000,000
  24 All Unclassified as to Series                            2,000,000,000
  25 All Unclassified as to Series                            2,000,000,000
  26 All Unclassified as to Series                            2,000,000,000
  27 All Unclassified as to Series                            2,000,000,000
  28 All Unclassified as to Series                            2,000,000,000
  29 All Unclassified as to Series                            2,000,000,000
  30 All Unclassified as to Series                            2,000,000,000

          2. Firstar's Board is authorized (i) to create from time to time one or more additional series of shares in any or all of its thirty Classes of Common Stock, (ii) to determine, at the time of creation of any such series, the number of shares of such series and the designations, preferences, limitations and relative rights thereof and (iii) to amend the Articles of Incorporation to provide for such additional series.

          3. All necessary action by Firstar to authorize the Current Series Common Stock has been taken, and Firstar has the power to issue the shares of Current Series Common Stock.

          4. The shares of Common Stock will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement (provided that (i) the price of such shares is not less than the par value thereof and (ii) the number of shares of any class or series issued does not exceed the authorized number of shares for such class or series as of the date of issuance of the shares), validly issued, fully paid and (except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof) non-assessable by Firstar.

          We consent to the filing of this opinion with the Company's Registration Statement to be filed by Firstar with the Securities and Exchange Commission.

                                     Very truly yours,



                                      /s/ DRINKER BIDDLE & REATH LLP
                                      ------------------------------
                                      DRINKER BIDDLE & REATH LLP